UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2006

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Item 3.02    Unregistered Sales of Equity Securities.
On April 19, 2006, SEMCO Energy, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Linden Capital L.P. (“Linden”), holder of certain of the Company’s 5% Series B Convertible Cumulative Preferred Stock (the “Preferred Stock”), pursuant to which Linden is required to transfer to the Company a total of 50,884 shares of the Preferred Stock in exchange for the Company issuing 865,028 shares of the Company’s common stock, par value $1.00 (“Common Stock”), and paying $4,999,353.00 in cash. Pursuant to the terms of the Exchange Agreement, the closing of this exchange occurred on April 24, 2006. The Exchange Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company completed this exchange of the 50,884 shares of Preferred Stock for the 865,028 shares of Common Stock and $4,999,353.00 cash in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including Section 3(a)(9) thereof.

Finally, on February 28, 2006, the Company issued one share of its Common Stock pursuant to its Employee Stock Gift Program in reliance on exemptions from registration under the Securities Act, including Section 4(2) thereof.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit 10.1	Exchange Agreement between the Company and Linden Capital L.P. dated April 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMCO Energy, Inc. (Registrant)

Date: April 25, 2006	By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
Form 8-K
April 19, 2006

Filed
Exhibit No.	Description	Herewith	By Reference

10.1	Exchange Agreement between the Company and Linden Capital L.P. dated April 19, 2006	X